Exhibit (c)(88)

Project Alpine Supplemental Materials October 8, 2018 CONFIDENTIAL

Prior vs. Current Since October 6, 2018 Special Committee Meeting  Updated Status Quo AM revolver interest calculation to utilize company-provided LIBOR forecast instead of flat LIBOR forecast  Updated Pro Forma model to reflect final deal terms  AM unaffiliated special distribution of $0.415 incorporated into base cash consideration to total $3.415  AM phantom units converted into restricted stock unit or similar AMGP award under the AMGP LTIP based on an all equity consideration 2 Source: FactSet as of 10/5/2018. (1) As of 10/5/2018 based on a 20-VWAP pricing CONFIDENTIAL

Historical Exchange Ratio Analysis

Since AMGP IPO (5/4/17) | Based on Spot Prices

CONFIDENTIAL

($ in millions, unless otherwise noted)

Historical AM/AMGP Exchange Ratio

Sample Adjusted XR Calculation	Contractual Valuation	Yield-Based Valuation	At Transaction Contractual Valuation
AMGP Shares Outstanding	186.2	186.2	186.2
AMGP Units Issued	NA	NA	319.5
AMGP Price	$17.51	$17.51	$17.51
AMGP Market Value	$3,261	$3,261	$8,855
2018E Series B CF	*NA*	*$7*	*NA*
2018E Yield	*NA*	*2.8%*	*NA*
Series B Threshold	*$2,000*	*NA*	*$2,000*
Series B Redemption Right	*6.0%*	*NA*	*6.0%*
Implied Series B Valuation	$76	$241	$411
AMGP Equity Value Including Series B	$3,336	$3,502	$9,266
Series B Conversion Units	17.4	17.4	23.5
AMGP Units Outstanding Including Series B	203.6	203.6	529.2
Adj. AMGP Share Price	$16.39	$17.20	$17.51
Current AM Share Price	$29.74	$29.74	$29.74
Adjusted XR	**1.8147x**	**1.7289x**	**1.6985x**

Period	Market XR	Adj. XR[1]	% Premium / (Discount) to Market XR at Transaction	% Premium / (Discount) to Adj. XR at Transaction
At Transaction	--	1.8326x	--	--
Current	1.6985x	1.8147x	7.9%	1.0%
3-Month Average (Current)	1.6816x	1.7944x	9.0%	2.1%
30-Day Average (Current)	1.7254x	1.8446x	6.2%	(0.7%)
2/23/2018	1.3804x	1.4702x	32.8%	24.6%
3-Month Average (at 2/23/2018)	1.4842x	1.5795x	23.5%	16.0%
30-Day Average (at 2/23/2018)	1.4443x	1.5348x	26.9%	19.4%
Since AMGP IPO Average	1.5804x	1.6840x	16.0%	8.8%



2.20x
2.00x
1.80x
1.60x
1.40x
1.20x
AMGP Proposal
Spot XR
Adj. XR
At 2/23/2018
1.8326x (1)
1.8147x
1.6985x
May-17
Jun-17
Jul-17
Aug-17
Sep-17
Oct-17
Nov-17
Dec-17
Jan-18
Feb-18
Mar-18
Apr-18
May-18
Jun-18
Jul-18
Aug-18
Sep-18
Oct-18

Source: Company filings, FactSet as of 10/5/2018.
(1) Adjusted to reflect proposed Series B conversion, with AMGP share price calculated as (AMGP equity value + [(AMGP equity value - $2bn) x 6%])/(AMGP fully diluted shares outstanding + 17.354mm) based on AMGP 20-Day VWAP on the day prior to transaction.

TUDOR PICKERING HOLT & CO ENERGY INVESTMENT & MERCHANT BANKING

3

Exchange Ratio Calculation Detail Gross Cash Consideration (W Special Dividend) Cash Component Secondary Shares Equity Component XR Net Excess Cash Consideration Equity Component XR Net After-Tax XR All-In XR Taxes Payable (1) (2) XR Purchased Transaction 4 Source: Company filings, FactSet as of 10/5/2018. (1)Based on AMGP 20-day VWAP price. (2)Based on AMGP share price of $17.51 as of 10/5/2018 At $3.415 1.6350x 0.1976x 1.8326x ($2.89) $0.53 1.6350x 0.0301x 1.6651x I H G F E D C B A CONFIDENTIAL

$3.415 ($2.89) $0.53 onsideration xes Payable et Cash Consideration Sec ondary Shares Purc hased 0.0301x AM Distributable Cash Flow Accretion / (Dilution) - % AMGP Distributable Cash Flow Accretion / (Dilution) - % At 1.0x AM Coverage 31.0% At 1.8326x Exchange Ratio 1.8326x XR (1) (2) 1.6651x XR 17.187%.0% 17.2%16.4% 25.2% 12.7% 23.8% 12.2% 9.7% 9.4% 19.0% 7.0% 6.4% 6.5% 5.8% 2.4% (0.3%) 2.0% (0.6%) 2H 2018E 2019E 2020E 2021E $3.24 2021E 2022E $3.75 2019E 2020E $1.10 $2.74 2019E 2020E 2021E 2022E 2$3.63 6 4 .$246.36 .02 .30 $1.08 $3.00 Pro Forma AMGP: $1.64 $1.98 $2.38 $2.74 AM Distribution Accretion / (Dilution) - % At 1.8326x Exchange Ratio AMGP Distribution Accretion / (Dilution) - % 3.2% 3.2% 3.2% 3.3% 39.5% (6.3%) (6.2%) (6.2%) (6.1%) 19.3% 10.1% 3.5% 2019E 2020E 2021E 2022E 2019E 2020E 2021E 2022E (1) Pro Forma AMGP at 1.6651x: Pro Forma AMGP at 1.8326x: $2.07 $2.28 $2.67 $2.94 $3.21 $3.53 $3.85 $4.23 Pro Forma AMGP: $1.24 $1.60 $1.93 $2.31 PF AMGP Coverage: 1.315x 1.236x 1.237x 1.186x 5 Source: Management projections and FactSet as of 10/5/2018. (1)Pre – Unitholder Tax; 1.8326x represents implied XR at 1.6350x equity XR and cash consideration of $3.415 / unit. Cash assumed to be used to purchase additional secondary shares. (2)Post - Unitholder Tax; 1.6651x represents implied XR at 1.6350x equity XR; cash used to pay taxes, with any excess cash assumed to be used to purchase additional secondary shares. SQ AM Coverage:1.301x 1.158x 1.103x 1.045x Status Quo AMGP:$0.89 $1.35 $1.75 $2.23 $ Acc / (Dil):$0.35 $0.26 $0.18 $0.08 PF AMGP Coverage:1.315x 1.236x 1.237x 1.186x Status Quo AM:$2.21 $2.85 $3.42 $4.10 (2) $ Acc / (Dil):($0.14) ($0.18) ($0.21) ($0.25) $ Acc / (Dil):$0.07 $0.09 $0.11 $0.13 Status Quo AMGP: $1.25 $1.58 $1.92 $2.30 $ Acc / (Dil):$0.39 $0.40 $0.46 $0.44 Status Quo AM:$2.73 $0.98$3.22 $2.72$3.7 $3.30$4 $3.97 PF AMGP at 1.6651x: $2.72 $3.30 $3.97 $4.56 PF AMGP at 1.8326x: $3.00 ($0.12)$3.63 ($0.02)$4.3 $0.06$5 $0.22 $ Acc / (Dil):($0.01) ($0.02)$0.08 $0.26$0.2 $0.40$0 $0.61 $ Acc / (Dil):$0.27 $0.41 $0.64 $0.76 Accretion / (Dilution) Pre – Unitholder Tax(1,2) | AM & AMGP | AR Base Case All-In XR 1.8326x Gr Ta N oss Cash C CONFIDENTIAL XR Equity Component 1.6350x Net After-Tax XR 1.6651x CONFIDENTIAL

$3.415 ($2.89) $0.53 onsideration xes Payable et Cash Consideration Sec ondary Shares Purc hased 0.0301x AM Distributable Cash Flow Accretion / (Dilution) - % AMGP Distributable Cash Flow Accretion / (Dilution) - % At 1.0x AM Coverage 36.8% At 1.8326x Exchange Ratio 1.8326x XR (1) (2) 1.6651x XR 17.0% 14.4%16.4% 14.8% 11.1% 12.2% 26.7% 26.0% 9.4% 5.9% 20.9% 4.36%.4% 3.9%5.8% 0.9% 2.0% (3.8%) (0.6%) 2H 2018E 2019E 2020E 2021E $3.24 2021E 2022E $3.75 2019E 2020E $1.10 $2.74 2019E 2020E 2021E 2022E $1.08 $3.00 $3.63 $4.36 Pro Forma AMGP: $1.38 $1.83 $2.07 $2.35 AM Distribution Accretion / (Dilution) - % At 1.8326x Exchange Ratio AMGP Distribution Accretion / (Dilution) - % 2.3% 1.8% 1.8% (1.7%) 36.0% (7.1%) (7.5%) (7.5%) 24.8% (10.7%) 15.3% 8.6% 2019E 2020E 2021E 2022E 2019E 2020E 2021E 2022E Pro Forma AMGP at 1.6651x: Pro Forma AMGP at 1.8326x: $1.91 $2.11 $2.40 $2.64 $2.75 $3.02 $3.16 $3.48 Pro Forma AMGP: $1.15 $1.44 $1.65 $1.90 6 Source: Management projections and FactSet as of 10/5/2018. (1)Pre – Unitholder Tax; 1.8326x represents implied XR at 1.6350x equity XR and cash consideration of $3.415 / unit. Cash assumed to be used to purchase additional secondary shares. (2)Post - Unitholder Tax; 1.6651x represents implied XR at 1.6350x equity XR; cash used to pay taxes, with any excess cash assumed to be used to purchase additional secondary shares. SQ AM Coverage:1.149x 1.206x 1.142x 1.114x PF AMGP Coverage:1.203x 1.268x 1.257x 1.238x Status Quo AMGP:$0.85 $1.15 $1.43 $1.75 $ Acc / (Dil):$0.30 $0.29 $0.22 $0.15 PF AMGP Coverage:1.203x 1.268x 1.257x 1.238x Status Quo AM:(1)$2.15 $2.58 $2.97 $3.42 (2) $ Acc / (Dil):($0.23) ($0.18) ($0.22) ($0.26) $ Acc / (Dil):($0.04) $0.06 $0.05 $0.06 Status Quo AMGP: $1.01 $1.44 $1.65 $1.94 $ Acc / (Dil):$0.37 $0.39 $0.43 $0.41 $3.30$3.97 Status Quo AM:$2.39 $0.98$3.01 $2.72$3.32 $3.75 PF AMGP at 1.6651x: $2.30 ($0.12)$3.04 ($0.02)$3.45$0.06 $3.$902.22 PF AMGP at 1.8326x: $2.53 ($0.02)$3.35 $0.26$3.80$0.40 $4.$301.61 $ Acc / (Dil):($0.09) $0.03 $0.13 $0.16 $ Acc / (Dil):$0.14 $0.33 $0.48 $0.56 Accretion / (Dilution) Pre – Unitholder Tax(1,2) | AM & AMGP | AR Downside Volumes Case All-In XR 1.8326x Gr Ta N oss Cash C CONFIDENTIAL XR Equity Component 1.6350x Net After-Tax XR 1.6651x CONFIDENTIAL

Transaction Tax Implications At Transaction Average Tax Basis Calculation(1)  Average tax basis of $20.49 per unit for public AM unitholders as of YE 2018 Antero Resourc es Antero Resourc es - WaterARC Public Unitholders 90,841,730 8,028,605 94,757,401 $1.06 26.90 20.49 2017 YE Basis (+) 2018E Avg. Net Inc ome (-) 2018E Distributions $23.27 (1.07) 1.72  The average public AM unit holder would need to receive cash consideration of $2.89 per unit to avoid having to sell shares post-transaction to pay transaction related taxes Total Active Units 193,627,736 Cash Consideration Required to Avoid Share Selling AMGP Share Price Exchange Ratio Cash Consideration(5) Offer Price $17.51 1.6350x $3.415 $32.04 AMGP Share Price Exchange Ratio Cash Consideration(5) Offer Price $17.51 1.6350x $3.415 $32.04 AMGP Share Price Exchange Ratio Cash Consideration(5) Offer Price $17.51 1.6350x $3.415 $32.04 Detail of Gains (per Unit) Average Ordinary Gain Average Capital Gain Detail of Gains (per Unit) Average Ordinary Gain Average Capital Gain Detail of Gains (per Unit) Average Ordinary Gain Average Capital Gain $3.37 8.19 $4.83 9.23 $6.56 4.98 Average Assumed Passive Activity Loss (2) Tax on Gain (per Unit) Federal Ordinary Income Tax Rate Individual MLP Investor Deduction Rate Adjusted Ordinary Tax Rate ACA Tax Federal Tax Rate Federal Capital Gains Tax Rate Effective State Tax Rate(3) PAL Rate PAL Gain Deduction Tax on Ordinary Gain Effective Ordinary Gain Tax Rate Tax on Capital Gain Effective Capital Gain Tax Rate State Tax Ordinary Income(4) Effective Ordinary Gain Tax Rate State Tax Capital Gain(4) Effective Capital Gains Tax Rate Average Assumed Passive Activity Loss (2) Tax on Gain (per Unit) Federal Ordinary Income Tax Rate Individual MLP Investor Deduction Rate Adjusted Ordinary Tax Rate ACA Tax Federal Tax Rate Federal Capital Gains Tax Rate Effective State Tax Rate(3) PAL Rate PAL Gain Deduction Tax on Ordinary Gain Effective Ordinary Gain Tax Rate Tax on Capital Gain Effective Capital Gain Tax Rate State Tax Ordinary Income(4) Effective Ordinary Gain Tax Rate State Tax Capital Gain(4) Effective Capital Gains Tax Rate Assumed Passive Activity Loss (3) Tax on Gain (per Unit) Federal Ordinary Income Tax Rate Individual MLP Investor Deduction Rate Adjusted Ordinary Tax Rate ACA Tax Federal Tax Rate Federal Capital Gains Tax Rate Effective State Tax Rate(3) PAL Rate PAL Gain Deduction Tax on Ordinary Gain Effective Ordinary Gain Tax Rate Tax on Capital Gain Effective Capital Gain Tax Rate State Tax Ordinary Income(4) Effective Ordinary Gain Tax Rate State Tax Capital Gain(4) Effective Capital Gains Tax Rate ($2.12) ($2.42) ($2.00) 37.0% 20.0% 29.6% 3.8% 33.4% 23.8% 5.2% 37.0% 20.0% 29.6% 3.8% 33.4% 23.8% 5.2% 37.0% 20.0% 29.6% 3.8% 33.4% 23.8% 5.2% 37.0% ($0.79) $0.34 10.1% $1.95 23.8% $0.17 5.2% $0.42 5.2% 37.0% ($0.90) $0.72 14.8% $2.20 23.8% $0.25 5.2% $0.48 5.2% 37.0% ($0.74) $1.45 22.1% $1.19 23.8% $0.34 5.2% $0.26 5.2% Total Payable Effective Tax Rate 25.0% Total Effective Tax Rate 25.9% Total Payable Effective Tax Rate 28.0% Source: FactSet as of 10/5/2018 and Wall Street research. Note: Dividend of $0.415 / share added to ordinary gain. (1) (2) (3) (4) Provided by management. Assumed passive activity loss and tax on ordinary gain for IPO investor utilizes company provided estimates based on a per unit basis range of $19.00-$22.00. Passive activity loss calculated by Management to be $2.00 for an IPO investor. At Management’s direction, state tax rate determined by using a weighted average of 50 state income tax rates and median federal taxable income brackets for married and single filers. 7 Total Tax on Gain $3.23 Total Tax on Gain $3.64 Total Tax on Gain $2.89 Total Gain $11.54 Total Gain $14.06 Total Gain $11.55 Average EOY 2018 Tax Basis $17.98 Average EOY 2018 Tax Basis $17.98 Average EOY 2018 Tax Basis $20.49 IPO Investor - IPO Basis(1) For IPO Investor - Average Basis(1) Average Unitholder Average EOY 2018 Basis for Public Unitholders $20.49 Average EOY 2018 Basis for IPO Investors $17.98 2018E YE Basis$20.49 2018E YE Basis Unitholder Active Units EOY 2018 Basis CONFIDENTIAL

After-Tax Distribution For Average Unitholder

CONFIDENTIAL

Calculation Detail for Transaction

SQ AM After-Tax Distribution Calculation

	2019E	2020E	2021E	2022E
EBITDA	$989	$1,222	$1,413	$1,642
- Interest Expense	($94)	($119)	($142)	($153)
- IDR Distributions	($237)	($357)	($464)	($592)
- Distributions from Unconsolidated Affiliates	($88)	($141)	($168)	($196)
+ Equity in Earnings of Unconsolidated Affiliates	$72	$104	$120	$146
- Equity Based Compensation	($48)	($41)	($33)	($35)
Taxable Income Before Tax Depreciation	594	668	726	812
Oversubcription	103%	103%	103%	103%
Taxable Income Before Tax Depreciation	612	688	747	835
Tax Depreciation	(588)	(642)	(648)	(644)
Net Income	**23**	**46**	**99**	**192**
AM Shares Outstanding	188.1	188.1	188.1	188.1
Taxable Income / Unit (Net of PAL)	$0.00	$0.01	$0.02	$0.04
Average Tax Basis per Unit	$20.49	$17.50	$13.99	$10.19
Less: Return of Capital per Unit[1]	($2.99)	($3.51)	($3.80)	($4.05)
Average EoY Basis per Unit	$17.50	$13.99	$10.19	$6.14
Income Tax				
Taxable Income / Unit (Net of PAL)	$0.00	$0.01	$0.02	$0.04
Income Tax Rate	*29.6%*	*29.6%*	*29.6%*	*29.6%*
Income Taxes / Unit	**$0.00**	**$0.00**	**$0.01**	**$0.01**
Before Tax AM Distibution Per LP Unit	**$2.21**	**$2.85**	**$3.42**	**$4.10**
Tax / Unit	*($0.00)*	*($0.00)*	*($0.01)*	*($0.01)*
After Tax AM Distibution Per LP Unit	**$2.21**	**$2.85**	**$3.41**	**$4.09**

PF AMGP After-Tax Calculation

	2019E	2020E	2021E	2022E
EBITDA	$989	$1,222	$1,413	$1,642
- Distributions from Unconsolidated Affiliates	($88)	($141)	($168)	($196)
+ Equity in Earnings of Unconsolidated Affiliates	$72	$104	$120	$146
- Equity Based Compensation	($48)	($41)	($33)	($35)
- Interest Expense	(122)	(146)	(154)	(125)
- Depreciation of Goodwill and Current Assets	(761)	(753)	(666)	(622)
- Additional Depreciation from Step Up in Basis	(87)	(221)	(229)	(160)
- Capex Expense for Tangible Assets	(164)	(176)	(377)	(352)
- Interest Expense Add-back	0	0	0	44
Taxable Income Before NOLs	**($208)**	**($152)**	**($94)**	**$335**
- NOLs applied from previous years	$0	$0	$0	($268)
Taxable Income	**($208)**	**($152)**	**($94)**	**$67**
AMGP Taxable Income	($208)	($152)	($94)	$67
+ NOL Utilization	-	-	-	268
- Payment of Income Taxes	-	-	-	17
+/- Change in depreciation (MACRS vs ADS SL)	205	222	85	(65)
+ Tangible Asset Capex	164	176	377	352
Current Earnings & Profits	**$161**	**$246**	**$369**	**$560**
Current Dist. from AMGP to Shareholders	625	815	978	1,174
Qualified Dividend?	Cum E&P	Cum E&P	Cum E&P	Cum E&P
Return of Capital[1]	-	-	-	-
Qualified Dividend[2]	161	246	369	560
Partial Return of Capital[3]	464	570	610	614
Accumulated Earnings and Profits				
% RoC (Annual Average)	*19%*	*17%*	*16%*	*13%*
% Qualified Dividend (Annual Average)	*6%*	*8%*	*9%*	*12%*
Percentage RoC	*74%*	*70%*	*62%*	*52%*
Percentage QD	*26%*	*30%*	*38%*	*48%*
Shares Outstanding	502.3	508.1	508.1	508.1
Tax Basis/Share	$17.51	$16.59	$15.46	$14.26
- Return of Capital	($0.92)	($1.12)	($1.20)	($1.21)
EoY Basis	**$16.59**	**$15.46**	**$14.26**	**$13.06**
Return of Capital Taxes	$0.00	$0.00	$0.00	$0.00
Qualified Dividend Taxes	$0.08	$0.12	$0.17	$0.26
Before Tax PF AMGP Dividend Per Share	**$1.24**	**$1.60**	**$1.93**	**$2.31**
Total Tax per Share	$0.08	$0.12	$0.17	$0.26
Implied Tax Rate	*6%*	*7%*	*9%*	*11%*
After-Tax PF AMGP Dividend Per Share	**$1.17**	**$1.49**	**$1.75**	**$2.05**
Exchange ratio	1.6651x	1.6651x	1.6651x	1.6651x
PF After Tax AM Dividend XR Adjusted Share	**$1.94**	**$2.48**	**$2.92**	**$3.41**
After-tax Distribution Dilution to AM Unitholder ($/Unit)	*($0.27)*	*($0.37)*	*($0.49)*	*($0.68)*
After-tax Distribution Dilution to AM Unitholder (%)	*(12.0%)*	*(12.9%)*	*(14.5%)*	*(16.6%)*

Source: Management projections and FactSet as of 10/5/2018.
Note: 1.6651x represents implied XR at 1.6350x equity XR; cash used to pay taxes, with any excess cash assumed to be used to purchase additional secondary shares.
(1) Return of capital per share / unit calculated as the total distributions to holders when Current Earnings & Profits are less than 0.
(2) Qualified dividend calculated as equal to the lesser of Current Earnings & Profits or Distributions to Shareholder assuming Current Earnings & Profit is greater than 0.
(3) Partial Return of Capital is calculated as the difference between Distributions to Shareholders and Current Earnings & Profits assuming Qualified Dividends are applicable.

TUDOR PICKERING HOLT & CO | ENERGY INVESTMENT & MERCHANT BANKING

8

After-Tax Distribution Accretion / (Dilution)

CONFIDENTIAL

AM & AMGP | For Average AM Unit Holder at Transaction

AM Accretion / (Dilution) - %
At 1.6651x Exchange Ratio & AR Base Case



(12.0%)
(12.9%)
(14.5%)
(16.6%)
2019E
2020E
2021E
2022E

	2019E	2020E	2021E	2022E
Status Quo AM:	$2.21	$2.85	$3.41	$4.09
Pro Forma AMGP:	$1.94	$2.48	$2.92	$3.41
$ Acc / (Dil):	($0.27)	($0.37)	($0.49)	($0.68)
SQ AM Coverage:	1.301x	1.158x	1.103x	1.045x
PF AMGP Coverage:	1.315x	1.236x	1.237x	1.186x

AMGP Accretion / (Dilution) - %
At AR Base Case



71.9%
45.3%
31.5%
20.5%
2019E
2020E
2021E
2022E

	2019E	2020E	2021E	2022E
Status Quo AMGP:	$0.68	$1.03	$1.33	$1.70
Pro Forma AMGP:	$1.17	$1.49	$1.75	$2.05
$ Acc / (Dil):	$0.49	$0.46	$0.42	$0.35
PF AMGP Coverage:	1.315x	1.236x	1.237x	1.186x

AM Accretion / (Dilution) - %
At 1.6651x Exchange Ratio & AR Downside Case



(12.5%)
(13.1%)
(14.7%)
(17.2%)
2019E
2020E
2021E
2022E

	2019E	2020E	2021E	2022E
Status Quo AM:	$2.14	$2.58	$2.96	$3.41
Pro Forma AMGP:	$1.88	$2.24	$2.53	$2.82
$ Acc / (Dil):	($0.27)	($0.34)	($0.43)	($0.59)
SQ AM Coverage:	1.149x	1.206x	1.142x	1.114x
PF AMGP Coverage:	1.203x	1.268x	1.257x	1.238x

AMGP Accretion / (Dilution) - %
At AR Downside Case



74.9%
53.0%
39.3%
27.2%
2019E
2020E
2021E
2022E

	2019E	2020E	2021E	2022E
Status Quo AMGP:	$0.64	$0.88	$1.09	$1.33
Pro Forma AMGP:	$1.13	$1.35	$1.52	$1.70
$ Acc / (Dil):	$0.48	$0.47	$0.43	$0.36
PF AMGP Coverage:	1.203x	1.268x	1.257x	1.238x

Source: Management projections and FactSet as of 10/5/2018
Note: AMGP accretion / (dilution) based on SQ AM Management Coverage. After-tax distributions is distribution from entity less attributable qualified dividends and gains on capital taxes.
Note: 1.6651x represents implied XR at 1.6350x equity XR; cash used to pay taxes, with any excess cash assumed to be used to purchase additional secondary shares.

TUDOR PICKERING HOLT & CO ENERGY INVESTMENT & MERCHANT BANKING

9

After-Tax Distribution Accretion / (Dilution)

CONFIDENTIAL

For Average AM Unit Holder at Transaction at 1.0x Coverage for AM & PF AMGP

AM Accretion / (Dilution) - %
At 1.6651x Exchange Ratio & AR Base Case


(4.9%)
(3.3%)
(0.8%)
(3.6%)
2019E
2020E
2021E
2022E

	2019E	2020E	2021E	2022E
Status Quo AM:	$2.71	$3.18	$3.66	$4.19
Pro Forma AMGP:	$2.58	$3.08	$3.63	$4.04
$ Acc / (Dil):	($0.13)	($0.11)	($0.03)	($0.15)
SQ AM Coverage:	1.000x	1.000x	1.000x	1.000x
PF AMGP Coverage:	1.000x	1.000x	1.000x	1.000x

AMGP Accretion / (Dilution) - %
At AR Base Case


62.9%
53.2%
48.7%
38.2%
2019E
2020E
2021E
2022E

	2019E	2020E	2021E	2022E
Status Quo AMGP:	$0.95	$1.21	$1.47	$1.75
Pro Forma AMGP:	$1.55	$1.85	$2.18	$2.43
$ Acc / (Dil):	$0.60	$0.64	$0.71	$0.67
PF AMGP Coverage:	1.000x	1.000x	1.000x	1.000x

AM Accretion / (Dilution) - %
At 1.6651x Exchange Ratio & AR Downside Case


(5.3%)
(4.2%)
(2.2%)
(5.1%)
2019E
2020E
2021E
2022E

	2019E	2020E	2021E	2022E
Status Quo AM:	$2.38	$2.98	$3.27	$3.68
Pro Forma AMGP:	$2.25	$2.86	$3.20	$3.50
$ Acc / (Dil):	($0.13)	($0.12)	($0.07)	($0.19)
SQ AM Coverage:	1.000x	1.000x	1.000x	1.000x
PF AMGP Coverage:	1.000x	1.000x	1.000x	1.000x

AMGP Accretion / (Dilution) - %
At AR Downside Case


75.5%
56.3%
53.0%
41.7%
2019E
2020E
2021E
2022E

	2019E	2020E	2021E	2022E
Status Quo AMGP:	$0.77	$1.10	$1.25	$1.48
Pro Forma AMGP:	$1.35	$1.72	$1.92	$2.10
$ Acc / (Dil):	$0.58	$0.62	$0.66	$0.62
PF AMGP Coverage:	1.000x	1.000x	1.000x	1.000x

Source: Management projections and FactSet as of 10/5/2018
Note: AMGP accretion / (dilution) based on SQ AM Management Coverage. After-tax distributions is distribution from entity less attributable qualified dividends and gains on capital taxes.
Note: 1.6651x represents implied XR at 1.6350x equity XR; cash used to pay taxes, with any excess cash assumed to be used to purchase additional secondary shares.

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CONFIDENTIAL

Precedent Simplification Transactions

A	B	C	D	E	F	G	H	I
Announcement Date	Acquiror	Target	Transaction Value	FY + 1 Accretion	FY + 2 Accretion	FY + 3 Accretion	% Equity Consideration	Cash Consideration
8/1/18	Energy Transfer Equity, L.P.	Energy Transfer Partners, LP	$66,981	(8.7%)	3.6%	6.0%	100.0%	--
5/17/18	Williams Companies	Williams Partners, LP	$57,793	8.8%	12.6%	14.4%	100.0%	--
3/26/18	Tall Grass Energy GP, LP	Tallgrass Energy Partners, LP	$8,361	4.6%	8.8%	5.7%	100.0%	--
1/2/18	Archrock, Inc	Archrock Partners, LP	$2,438	(11.8%)	0.5%	5.7%	100.0%	--
2/1/17	ONEOK, Inc	ONEOK Partners, LP	$23,654	2.8%	7.1%	10.6%	100.0%	--
11/21/16	Sunoco Logistics Partners, LP	Energy Transfer Partners, LP	$54,455	(4.1%)	0.7%	2.1%	100.0%	--
10/24/16	American Midstream Partners LP	JP Energy Partners LP	$476	5.0%	5.0%	--	100.0%	--
9/6/16	Enbridge, Inc.	Spectra Energy	$46,980	(0.8%)	2.4%	4.1%	100.0%	--
5/30/16	SemGroup Corp.	Rose Rock Midstream	$2,034	12.9%	10.2%	7.4%	100.0%	--
11/3/15	Targa Resources Corp.	Targa Resources Partners LP	$12,229	(7.3%)	(1.8%)	1.6%	100.0%	--
10/26/15	Western Refining, Inc.	Northern Tier Energy	$5,286	2.6%	10.1%	0.0%	35.4%	$17.50
7/13/15	MPLX LP	MarkWest Energy Partners, LP	$22,360	(13.6%)	(10.9%)	(10.0%)	92.4%	$6.20
5/6/15	Crestwood Equity Partners, LP	Crestwood Midstream Partners	$6,920	(2.0%)	3.1%	6.9%	100.0%	--
4/6/15	Tesoro Logistics LP	QEP Midstream Partners LP	$1,145	(16.0%)	(21.8%)	(16.2%)	100.0%	--
1/26/15	Energy Transfer Partners, LP	Regency Energy Partners LP	$18,593	(14.8%)	(15.1%)	(8.1%)	98.8%	$0.32
6/15/14	Williams Partners LP	Access Midstream Partners LP	$35,891	11.8%	2.4%	2.7%	100.0%	--
10/13/14	Targa Resources Partners LP	Atlas Pipeline Partners LP	$6,002	(8.1%)	(14.2%)	(15.9%)	96.7%	$1.26
8/10/14	Kinder Morgan Inc.	Kinder Morgan Energy Partners	$52,566	(11.3%)	(6.7%)	(4.8%)	88.0%	$10.77
8/10/14	Kinder Morgan Inc.	El Paso Pipeline Partners	$13,677	(9.1%)	(4.8%)	2.7%	88.0%	$4.65
7/24/14	Breitburn Energy Partners	QR Energy LP	$2,856	12.5%	16.3%	34.0%	80.7%	$4.29
10/10/13	Regency Energy Partners LP	PVR Partners LP	$5,659	(0.5%)	(4.7%)	(5.8%)	99.0%	$0.29
8/27/13	Plains All American LP	PAA Natural Gas Storage LP	$2,531	(5.9%)	4.8%	3.8%	100.0%	--
5/6/13	Inergy Midstream LP	Crestwood Midstream Partners LP	$2,643	5.5%	(0.7%)	(5.6%)	96.2%	$1.03
1/29/13	Kinder Morgan Energy Partners LP	Copano Energy LLC	$4,858	(13.8%)	(23.3%)	(20.3%)	100.0%	--
2/23/11	Enterprise Products Partners LP	Duncan Energy Partners LP	$3,282	0.8%	1.3%	(1.5%)	100.0%	--
	Median		**$6,461**	**(3.0%)**	**1.3%**	**2.4%**	**100.0%**	**$2.77**
	Mean		**$17,897**	**(3.4%)**	**(0.6%)**	**0.8%**	**95.2%**	**$3.60**
At Transaction[1]	**Antero Midstream GP LP**	**Antero Midstream Partners LP**	**$11,144**	**9.7%**	**12.7%**	**17.2%**	**94.6%**	**$3.42**[2]

Source: Company filings, Wall Street Research
Note: Accretion Dilution represents Target DCF pro forma for Acquirer Exchange Ratio (grossed up for cash consideration where applicable).
(1) Accretion / (dilution) at AR Base Case assuming grossed up by 1.8326x XR.
(2) Cash consideration for Public AM unitholders.

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